Exhibit 23.4

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Joint Proxy Statement/Prospectus that is part of the United Bankshares, Inc. Registration Statement (Form S-4) for the registration of 4,760,953 shares of its common stock and to the incorporation by reference therein of our report dated February 24, 1997 with respect to the consolidated financial statements of United Bankshares, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                  /s/ Ernst & Young LLP
                                                  ---------------------

Charleston, West Virginia
January 23, 1998